EXHIBIT A

                                                          Contract No. LLJ168E
                                                               Amendment No. 3
                                                                   Page 1 of 2

                               CONTRACT AMENDMENT NO. 3

SUPPLIER:  INTEGRAL SYSTEMS, INC.
           5000 Philadelphia Way
           Lanham, MD 20706

Contract No. LLJ168E dated April 8, 1996 between LORAL SKYNET and Integral Systems, Inc., as heretofore amended, is hereby further amended as follows:

EXHIBIT B - Milestone Payment Plan is deleted and replaced with new Milestone Payment Plan attached as page 2 of this Amendment.

Following is a contract price summary which includes this Amendment:

Original Firm Fixed Price                $ %%%.%%
Previous Amendments                      $ %%%.%%
This Amendment                           $ %%%.%%
Total                                    $ %%%.%%

ALL OTHER TERMS, CONDITIONS AND SPECIFICATIONS REMAIN UNCHANGED.

Accepted:

INTEGRAL SYSTEMS, INC.                  LORAL SKYNET

By:     Steve Carchedi                  By:     C.T. Brown
Title:  Vice President                  Title:  Senior Contract Specialist
Date:   10/21/97                        Date:   10/15/97

                           MILESTONE PAYMENT PLAN

                                                     PHASE I- Telstar 5
     Milestone                                   Item    Delivery    Amount

Kick-off Meeting                                   1                 $ %%%.%%
Preliminary Design Review                          2                 $ %%%.%%
Critical Design Review                             3                 $ %%%.%%
FS1300 Compatability Test @ SSL                    4                 $ %%%.%%
In-Plant Formal Qualification Test @ ISI           5                 $ %%%.%%
Installation and Integration at Hawley             6                 $ %%%.%%
Hawley Acceptance                                  7                 $ %%%.%%
Installation and Integration at Three Peaks        8                 $ %%%.%%
Acceptance Test Compliance Matrix All Phases      9A      Jan 98     $ %%%.%%
Hawley Acceptance all Phases                      9B      Jan 98     $ %%%.%%
Three Peaks Acceptance all Phases                 9C      Jan 98     $ %%%.%%
Final Documentation                               10      Mar 98     $ %%%.%%

     Milestone                                      PHASE II-Telstar 401/402
                                                 Item     Delivery     Amount

Kick-Off Meeting                                   1                 $ %%%.%%
Critical Design Review                             2      Oct 97     $ %%%.%%
In-Plant Formal Qualification Test @ ISI           3      Oct 97     $ %%%.%%
Installation and Integration at Hawley
     (Telemetry and Ranging)                      4A      Nov        $ %%%.%%
Qualification Testing at Hawley                                      $ %%%.%%
Installation and Integration at Hawley
     (Commanding)                                 4B      Jan 98     $ %%%.%%
Installation and Integration at Three Peaks
     (Telemetry and Ranging)                      6A      Nov 97     $ %%%.%%
Installation and Integration at Three Peaks
     (Commanding)                                 6B      Jan 98     $ %%%.%%
Acceptance Test Compliance Matrix All Phases      5A      Jan 98     $ %%%.%%
Hawley Acceptance all Phases                      5B      Jan 98     $ %%%.%%
Three Peaks Acceptance all Phases                 7       Feb 98     $ %%%.%%
Final Documentation                               8       Mar 98     $ %%%.%%


          Milestone                              PHASE III - Echostar 101/102
                                               Item       Delivery     Amount

Kick-off Meeting                                  1                  $ %%%.%%
Critical Design Review                            2       Oct 97     $ %%%.%%
In-Plant Formal Qualification Test @ ISI          3       Jan 98     $ %%%.%%
Installation and Integration at Hawley
     (Telemetry, Ranging and Commanding)          4       Jan 98     $ %%%.%%
Qualification Testing at Hawley                   4       Jan 98     $ %%%.%%
Installation and Integration at Three Peaks
     (Telemetry,Ranging and Commanding)           6       Jan 98     $ %%%.%%
Acceptance Test Compliance Matrix all Phases     5A       Jan 98     $ %%%.%%
Hawley Acceptance all Phases                     5B       Jan 98     $ %%%.%%
Three Peaks Acceptance all Phases                 7       Feb 98     $ %%%.%%
Final Documentation                               8       Mar 98     $ %%%.%%

Note: The information provided above is considered proprietary. Confidential information has been redacted with the use of the % symbol.
